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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS


        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 20, 1998, in the Registration Statement (Form S-4) and related Prospectus of NTL Incorporated for the registration of 125,000,000 pound sterling of 9 1/2% Series B Senior Notes Due 2008, 300,000,000 pound sterling of 10 3/4% Series B Senior Deferred Coupon Notes Due 2008, and $1,300,000,000 of 9 3/4% Series B Senior Deferred Coupon Notes Due 2008.


                                     /s/ Ernst & Young LLP


                                     ERNST & YOUNG LLP

New York, New York
June 4, 1998